Exhibit 99.1

TE Connectivity Announces Fourth Quarter and Full Year Results for Fiscal Year 2016

Company Posts Strong Fourth Quarter GAAP EPS and Record Quarterly Adjusted EPS

SCHAFFHAUSEN, Switzerland — November 2, 2016 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal fourth quarter and year ended September 30, 2016.

Fourth Quarter Highlights

•                  Net sales were $3.3 billion

•                  Diluted earnings per share (EPS) from continuing operations were $1.22

•                  Adjusted EPS were $1.27, above the high end of the guidance range

•                  Cash flow from continuing operating activities was strong at $782 million and free cash flow was a record for the company at $594 million

Full Year Highlights

•                  Net sales were $12.2 billion

•                  Diluted EPS from continuing operations (GAAP EPS) were $5.26

•                  Adjusted EPS were $4.08, up 13 percent versus the prior year

•                  Cash flow from continuing operating activities was $2 billion; free cash flow was $1.6 billion

•                  $3.1 billion returned to shareholders through dividends and share repurchases

•                  Strengthened harsh environment portfolio with acquisitions in interventional medical (Creganna), industrial connectors (Intercontec), and automotive sensors (Jaquet)

•                  Strong performance and momentum in the SubCom business, with $1 billion of backlog

Fourth Quarter Results

For the fourth quarter, the company reported net sales of $3.3 billion, with diluted EPS from continuing operations (GAAP EPS) of $1.22. Adjusted EPS were $1.27, cash flow from continuing operating activities was strong at $782 million, and free cash flow was a record for the company at $594 million. Excluding SubCom, total orders were $3.2 billion and the book-to-bill ratio was 1.03. All metrics include the impact of an additional week in the fourth quarter.

“The fourth quarter was a strong finish to a solid year for TE, despite a challenging macro environment,” said TE Connectivity Chairman and CEO Tom Lynch. “Our performance was led by strength in several businesses including Automotive, Commercial Transportation, SubCom, Aerospace and Defense, and Energy. We continued to build our harsh environment portfolio with the acquisition of Intercontec, which expanded our product range in the industrial equipment market. Our SubCom business continued its momentum by being awarded a contract in October for the Pacific Light Cable Network, a trans-pacific cable installation for Google and Facebook.”

Full Year Results

For the full year, the company reported net sales of $12.2 billion and diluted EPS from continuing operations (GAAP EPS) of $5.26. Adjusted EPS were $4.08, cash flow from continuing operating activities was $2 billion and free cash flow was $1.6 billion for the year. All metrics include the impact of an additional week in the fourth quarter.

“Our strategy to focus on harsh environment applications and our strong execution delivered solid results for the full fiscal year,” said Lynch. “At a segment level, results were driven by excellent performance in our Transportation Solutions segment and a solid second half of the year in our Industrial Solutions and Communications Solutions segments. We also continued our disciplined capital allocation strategy, returning $3.1 billion to shareholders.”

2017 Outlook

For the fiscal first quarter 2017, the company expects net sales of $2.95 billion to $3.05 billion, reflecting an increase of 6 percent on an actual basis and 3 percent on an organic basis year over year at the mid-point. GAAP EPS are expected to be $0.84 to $0.88, including net restructuring, acquisition-related and other charges of $0.14. TE expects adjusted EPS of $0.98 to $1.02 which represents a 19 percent improvement at the mid-point versus the first quarter of 2016.

For the full year, the company expects net sales of $12.3 to $12.9 billion, reflecting 5 percent actual and 3 percent organic growth at the mid-point versus the prior year, excluding the additional week in fiscal year 2016. GAAP EPS are expected to be $3.84 to $4.14, including net restructuring, acquisition-related and other charges of $0.35. TE expects adjusted EPS of $4.19 to $4.49, reflecting 10 percent growth at the mid-point compared to 2016, when excluding the additional week.

“These are exciting times for TE, and we have never been better positioned to capitalize on the strong underlying trends of a safer, greener, smarter and more connected world,” said Lynch. “We expect a good start to fiscal 2017 due to strong order momentum in the fourth quarter of 2016. Our guidance for 2017 implies 5 percent growth in sales, and another year of double-digit improvement in adjusted EPS.”

Information about TE Connectivity’s use of non-GAAP financial measures is provided below. For a reconciliation of these non-GAAP financial measures, see the attached tables.

Chief Executive Officer Transition

On October 3, 2016, the company announced that its Board of Directors appointed Terrence Curtin to succeed Tom Lynch as the company’s chief executive officer, effective March 9, 2017. Upon completion of the transition, Lynch will continue as executive chairman of the board.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

•                  At TE Connectivity’s website: http://investors.te.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (800) 230-1059, and for international callers, the dial-in number is (612) 332-0107.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. ET on November 2, 2016, and ending at 11:59 p.m. ET on November 9, 2016. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the dial-in number is (320) 365-3844. The replay access code for all callers is 403245.

About TE Connectivity

TE Connectivity (NYSE: TEL) is a $12 billion global technology leader. Our connectivity and sensor solutions are essential in today’s increasingly connected world. We collaborate with engineers to transform their concepts into creations — redefining what’s possible using intelligent, efficient and high-performing TE products and solutions proven in harsh environments. Our 75,000 people, including over 7,000 engineers, partner with customers in close to 150 countries across a wide range of industries. We believe EVERY CONNECTION COUNTS — www.TE.com.

Non-GAAP Measures

“Organic Net Sales Growth,” “Organic Net Sales Growth Excluding the Impact of the Additional Week,” “Net Sales Excluding the Impact of the Additional Week,” “Net Sales Growth Excluding the Impact of the Additional Week,” “Adjusted Operating Income,” “Adjusted Operating Income Excluding the Impact of the Additional Week,” “Adjusted Operating Margin Excluding the Impact of the Additional Week,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” “Adjusted Earnings Per Share Excluding the Impact of the Additional Week,” and “Free Cash Flow” are non-GAAP measures and should not be considered replacements for results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP measures may not be comparable to similarly-titled measures reported by other companies. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP measures in combination with the most directly comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease in reported amounts. The following provides additional information regarding these non-GAAP measures:

•                  Organic Net Sales Growth — is a useful measure of our underlying results and trends in the business. It is also a significant component in our incentive compensation plans. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Net Sales Growth consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Net Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.

•                  Organic Net Sales Growth Excluding the Impact of the Additional Week, Net Sales Excluding the Impact of the Additional Week, and Net Sales Growth Excluding the Impact of the Additional Week — represent Organic Net Sales Growth, net sales (the most comparable GAAP measure), and net sales growth (the most comparable GAAP measure), respectively, excluding the impact of the additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. The impact of the additional week was estimated using an average weekly sales figure for the last month of the fiscal year. We believe these measures are useful to investors because they provide insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Adjusted Operating Income — represents operating income (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is useful to investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Adjusted Operating Income Excluding the Impact of the Additional Week and Adjusted Operating Margin Excluding the Impact of the Additional Week — represents Adjusted Operating Income and Adjusted Operating Margin, respectively, excluding the impact of the additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. We believe these measures are useful to investors because they provide insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Adjusted Operating Margin — represents operating margin (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any. We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

•                  Adjusted Other Income, Net — represents other income, net (the most comparable GAAP measure) before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP.

•                  Adjusted Income Tax Expense — represents income tax expense (the most comparable GAAP measure) after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any. We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below).

•                  Adjusted Income from Continuing Operations — represents income from continuing operations (the most comparable GAAP measure) before special items including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods.

•                  Adjusted Earnings Per Share — represents diluted earnings per share from continuing operations (the most comparable GAAP measure) before special items, including charges or income related to restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, the related tax effects. We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides insight into our underlying operating results, trends, and the comparability of these results between periods, since it excludes the impact of special items, which may recur, but tend to be irregular as to timing. It also is a significant component in our incentive compensation plans.

•                  Adjusted Earnings Per Share Excluding the Impact of the Additional Week — represents Adjusted Earnings Per Share excluding the impact of the additional week in the fourth quarter of the fiscal year for fiscal years which are 53 weeks in length. We believe Adjusted Earnings Per Share Excluding the Impact of the Additional Week is useful to investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods.

•                  Free Cash Flow (FCF) — is a useful measure of our ability to generate cash. The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

Free Cash Flow is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments.

In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this presentation include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive and data and devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation.  More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2015 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations: B.J. Talley TE Connectivity 610-893-9553 bj.talley@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 sujal.shah@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 30,	September 25,	September 30,	September 25,
	2016	2015	2016	2015
	(in millions, except per share data)
Net sales	$3,332	$2,984	$12,238	$12,233
Cost of sales	2,228	2,016	8,205	8,146
Gross margin	1,104	968	4,033	4,087
Selling, general, and administrative expenses	389	334	1,463	1,504
Research, development, and engineering expenses	165	148	644	627
Acquisition and integration costs	3	9	22	55
Restructuring and other charges, net	30	70	2	152
Operating income	517	407	1,902	1,749
Interest income	7	4	19	17
Interest expense	(34)	(32)	(127)	(136)
Other income (expense), net	(1)	9	(632)	(55)
Income from continuing operations before income taxes	489	388	1,162	1,575
Income tax (expense) benefit	(52)	(252)	779	(337)
Income from continuing operations	437	136	1,941	1,238
Income from discontinued operations, net of income taxes	—	904	68	1,182
Net income	$437	$1,040	$2,009	$2,420

Basic earnings per share:
Income from continuing operations	$1.23	$0.34	$5.30	$3.06
Income from discontinued operations	—	2.26	0.19	2.92
Net income	1.23	2.60	5.49	5.98

Diluted earnings per share:
Income from continuing operations	$1.22	$0.34	$5.26	$3.01
Income from discontinued operations	—	2.23	0.18	2.88
Net income	1.22	2.57	5.44	5.89

Dividends paid per common share	$0.37	$0.33	$1.40	$1.24

Weighted-average number of shares outstanding:
Basic	355	400	366	405
Diluted	359	405	369	411

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	September 25,
	2016	2015
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$647	$3,329
Accounts receivable, net of allowance for doubtful accounts of $17 and $18, respectively	2,046	2,120
Inventories	1,596	1,615
Prepaid expenses and other current assets	486	476
Deferred income taxes	—	345
Total current assets	4,775	7,885
Property, plant, and equipment, net	3,052	2,920
Goodwill	5,532	4,824
Intangible assets, net	1,879	1,555
Deferred income taxes	2,071	2,144
Receivable from Tyco International plc and Covidien plc	12	964
Other assets	287	297
Total Assets	$17,608	$20,589

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term debt	$331	$498
Accounts payable	1,090	1,143
Accrued and other current liabilities	1,437	1,749
Deferred revenue	208	185
Total current liabilities	3,066	3,575
Long-term debt	3,739	3,386
Long-term pension and postretirement liabilities	1,502	1,327
Deferred income taxes	207	329
Income taxes	247	1,954
Other liabilities	362	433
Total Liabilities	9,123	11,004
Commitments and contingencies
Shareholders’ Equity:
Common shares, CHF 0.57 par value, 382,835,381 shares authorized and issued, and 414,064,381 shares authorized and issued, respectively	168	182
Contributed surplus	1,801	4,359
Accumulated earnings	8,682	6,673
Treasury shares, at cost, 27,554,005 and 20,071,089 shares, respectively	(1,624)	(1,256)
Accumulated other comprehensive loss	(542)	(373)
Total Shareholders’ Equity	8,485	9,585
Total Liabilities and Shareholders’ Equity	$17,608	$20,589

TE CONNECTIVITY LTD.

 CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 30,	September 25,	September 30,	September 25,
	2016	2015	2016	2015
	(in millions)
Cash Flows From Operating Activities:
Net income	$437	$1,040	$2,009	$2,420
Income from discontinued operations, net of income taxes	—	(904)	(68)	(1,182)
Income from continuing operations	437	136	1,941	1,238
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	147	161	585	616
Non-cash restructuring charges	28	6	41	21
Deferred income taxes	16	146	178	40
Provision for losses on accounts receivable and inventories	(10)	1	17	36
Tax sharing (income) expense	—	(10)	632	52
Share-based compensation expense	25	24	91	89
Gain on divestiture	(1)	—	(144)	—
Other	(10)	46	61	105
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	101	(85)	116	(210)
Inventories	18	(2)	16	(220)
Prepaid expenses and other current assets	(20)	1	282	36
Accounts payable	(71)	7	(100)	(22)
Accrued and other current liabilities	64	51	(4)	(155)
Deferred revenue	48	8	26	12
Income taxes	(29)	38	(1,764)	(52)
Other	39	12	45	33
Net cash provided by continuing operating activities	782	540	2,019	1,619
Net cash provided by (used in) discontinued operating activities	(98)	84	(97)	294
Net cash provided by operating activities	684	624	1,922	1,913
Cash Flows From Investing Activities:
Capital expenditures	(208)	(175)	(628)	(600)
Proceeds from sale of property, plant, and equipment	5	7	8	17
Acquistion of businesses, net of cash acquired	(342)	1	(1,336)	(1,725)
Proceeds from divestiture of business, net of cash retained by sold business	7	—	333	—
Proceeds from sale of discontinued operations, net of cash retained by sold operations	—	2,957	(19)	2,957
Other	14	14	61	12
Net cash provided by (used in) continuing investing activities	(524)	2,804	(1,581)	661
Net cash used in discontinued investing activities	—	(3)	—	(25)
Net cash provided by (used in) investing activities	(524)	2,801	(1,581)	636
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	30	(131)	330	(328)
Proceeds from issuance of debt	2	—	352	617
Repayment of debt	(1)	—	(501)	(473)
Proceeds from exercise of share options	13	6	90	103
Repurchase of common shares	(130)	(512)	(2,787)	(1,023)
Payment of common share dividends to shareholders	(132)	(132)	(509)	(502)
Transfer (to) from discontinued operations	(98)	81	(97)	269
Other	—	2	(5)	—
Net cash used in continuing financing activities	(316)	(686)	(3,127)	(1,337)
Net cash provided by (used in) discontinued financing activities	98	(81)	97	(269)
Net cash used in financing activities	(218)	(767)	(3,030)	(1,606)
Effect of currency translation on cash	11	(30)	7	(71)
Net increase (decrease) in cash and cash equivalents	(47)	2,628	(2,682)	872
Cash and cash equivalents at beginning of period	694	701	3,329	2,457
Cash and cash equivalents at end of period	$647	$3,329	$647	$3,329

Supplemental Cash Flow Information:
Interest paid	$15	$18	$117	$128
Income taxes paid, net of refunds	64	69	806	350

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended		For the Years Ended
	September 30,	September 25,	September 30,	September 25,
	2016	2015	2016	2015
	(in millions)
Net cash provided by continuing operating activities	$782	$540	$2,019	$1,619
Excluding:
Payments related to pre-separation U.S. tax matters, net	5	17	150	40
Payments related to income taxes on the sale of the
Broadband Network Solutions business	10	—	36	—
Capital expenditures, net	(203)	(168)	(620)	(583)
Free cash flow (1)	$594	$389	$1,585	$1,076

(1) Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Years Ended
	September 30,		September 25,		September 30,		September 25,
	2016		2015		2016		2015
	($ in millions)
	Net Sales		Net Sales		Net Sales		Net Sales
Transportation Solutions	$1,736		$1,508		$6,503		$6,351
Industrial Solutions	919		792		3,215		3,179
Communications Solutions	677		684		2,520		2,703
Total	$3,332		$2,984		$12,238		$12,233

	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin	Income	Margin	Income	Margin
Transportation Solutions	$344	19.8%	$272	18.0%	$1,191	18.3%	$1,193	18.8%
Industrial Solutions	119	12.9	84	10.6	343	10.7	352	11.1
Communications Solutions	54	8.0	51	7.5	368	14.6	204	7.5
Total	$517	15.5%	$407	13.6%	$1,902	15.5%	$1,749	14.3%

	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$341	19.6%	$306	20.3%	$1,246	19.2%	$1,293	20.4%
Industrial Solutions	123	13.4	110	13.9	397	12.3	429	13.5
Communications Solutions	87	12.9	72	10.5	293	11.6	270	10.0
Total	$551	16.5%	$488	16.4%	$1,936	15.8%	$1,992	16.3%

(1) Adjusted operating income and adjusted operating margin are non-GAAP measures. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
	Change in Net Sales for the Quarter Ended September 30, 2016						Segment’s Total
	versus Net Sales for the Quarter Ended September 25, 2015						Net Sales for the
				Acquisitions			Quarter Ended
	Total		Translation (1)	(Divestiture)	Organic (2)		September 30, 2016
	($ in millions)
Transportation Solutions (3):
Automotive	$183	16.2%	$11	$—	$172	15.3%	76%
Commercial Transportation	25	13.2	3	—	22	12.1	12
Sensors	20	10.5	(2)	14	8	4.2	12
Total	228	15.1	12	14	202	13.4	100%
Industrial Solutions (3):
Industrial Equipment	84	24.5	2	79	3	0.7	46%
Aerospace, Defense, Oil, and Gas	23	8.3	—	1	22	8.0	33
Energy	20	11.6	(3)	—	23	13.4	21
Total	127	16.0	(1)	80	48	6.0	100%
Communications Solutions (3):
Data and Devices	(61)	(18.9)	—	(47)	(14)	(5.8)	39%
Subsea Communications	37	18.3	—	—	37	18.3	35
Appliances	17	10.7	—	—	17	10.4	26
Total	(7)	(1.0)	—	(47)	40	5.9	100%
Total	$348	11.7%	$11	$47	$290	9.8%

							Percentage of
	Change in Net Sales for the Year Ended September 30, 2016						Segment’s Total
	versus Net Sales for the Year Ended September 25, 2015						Net Sales for the
				Acquisitions			Year Ended
	Total		Translation (1)	(Divestiture)	Organic (2)		September 30, 2016
	($ in millions)
Transportation Solutions (3):
Automotive	$132	2.8%	$(134)	$—	$266	5.6%	75%
Commercial Transportation	5	0.6	(16)	—	21	2.6	13
Sensors	15	2.0	(24)	16	23	3.1	12
Total	152	2.4	(174)	16	310	4.9	100%
Industrial Solutions (3):
Industrial Equipment	96	7.3	(14)	179	(69)	(5.2)	44%
Aerospace, Defense, Oil, and Gas	(51)	(4.4)	(15)	9	(45)	(3.8)	34
Energy	(9)	(1.3)	(34)	—	25	3.6	22
Total	36	1.1	(63)	188	(89)	(2.8)	100%
Communications Solutions (3):
Data and Devices	(337)	(24.8)	(6)	(123)	(208)	(17.8)	40%
Subsea Communications	176	24.8	—	—	176	24.8	35
Appliances	(22)	(3.5)	(11)	—	(11)	(1.8)	25
Total	(183)	(6.8)	(17)	(123)	(43)	(1.6)	100%
Total	$5	—%	$(254)	$81	$178	1.5%

(1) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(2) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 30, 2016

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition	and Other
		Related	Charges	Adjusted
	U.S. GAAP	Charges (1)(2)	(Credits), Net (2)	(Non-GAAP) (3)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$344	$3	$(6)	$341
Industrial Solutions	119	1	3	123
Communications Solutions	54	—	33	87
Total	$517	$4	$30	$551

Operating Margin	15.5%			16.5%

Other Expense, Net	$(1)	$—	$—	$(1)

Income Tax Expense	$(52)	$(1)	$(15)	$(68)

Income from Continuing Operations	$437	$3	$15	$455

Diluted Earnings per Share from Continuing Operations	$1.22	$0.01	$0.04	$1.27

(1) Includes $3 million of acquisition and integration costs and $1 million of non-cash amortization associated with fair value adjustments related to acquired customer order backlog recorded in cost of sales.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended September 25, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	Charges, Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$272	$5	$29	$—	$306
Industrial Solutions	84	6	20	—	110
Communications Solutions	51	—	21	—	72
Total	$407	$11	$70	$—	$488

Operating Margin	13.6%				16.4%

Other Income, Net	$9	$—	$—	$(5)	$4

Income Tax Expense	$(252)	$1	$(17)	$168	$(100)

Income from Continuing Operations	$136	$12	$53	$163	$364

Diluted Earnings per Share from Continuing Operations	$0.34	$0.03	$0.13	$0.40	$0.90

(1) Includes $9 million of acquisition and integration costs and $2 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) Includes $216 million of income tax charges associated with the tax impacts of certain intercompany legal entity restructurings made in connection with our integration of Measurement Specialties, Inc. Also includes $63 million of income tax benefits associated with the settlement of audits of prior year income tax returns.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 30, 2016

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition	and Other
	U.S. GAAP	Related Charges (1)(2)	Charges (Credits), Net (2)	Tax Items (3)	Adjusted (Non-GAAP) (4)
	($ in millions, except per share data)

Operating Income:
Transportation Solutions	$1,191	$9	$46	$—	$1,246
Industrial Solutions	343	23	31	—	397
Communications Solutions	368	—	(75)	—	293
Total	$1,902	$32	$2	$—	$1,936

Operating Margin	15.5%				15.8%

Other Income (Expense), Net	$(632)	$—	$—	$650	$18

Income Tax (Expense) Benefit	$779	$(7)	$(2)	$(1,111)	$(341)

Income from Continuing Operations	$1,941	$25	$—	$(461)	$1,505

Diluted Earnings per Share from Continuing Operations	$5.26	$0.07	$—	$(1.25)	$4.08

(1) Includes $22 million of acquisition and integration costs and $10 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3)Includes $1,135 million of income tax benefits associated with the settlement of tax matters for the years 1997 through 2000 which resolved all aspects of the disputed debt matter with the IRS through the year 2007, as well as the related impact of $604 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax charges related to a $91 million increase in the valuation allowance for certain U.S. deferred tax assets; and an $83 million net income tax benefit related to tax settlements in certain other tax jurisdictions, as well as the related impact of $46 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 25, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	Charges, Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$1,193	$61	$39	$—	$1,293
Industrial Solutions	352	33	44	—	429
Communications Solutions	204	—	66	—	270
Total	$1,749	$94	$149	$—	$1,992

Operating Margin	14.3%				16.3%

Other Income (Expense), Net	$(55)	$—	$—	$84	$29

Income Tax Expense	$(337)	$(22)	$(29)	$(36)	$(424)

Income from Continuing Operations	$1,238	$72	$120	$48	$1,478

Diluted Earnings per Share from Continuing Operations	$3.01	$0.18	$0.29	$0.12	$3.60

(1) Includes $55 million of acquisition and integration costs, $36 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales, and $3 million of restructuring costs.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) Includes $264 million of income tax benefits associated with the settlement of audits of prior year income tax returns as well as the related impact of $84 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes $216 million of income tax charges associated with the tax impacts of certain intercompany legal entity restructurings made in connection with our integration of Measurement Specialties, Inc. and $29 million of income tax charges for the tax impacts of certain intercompany dividends related to the restructuring and sale of the Broadband Network Solutions business.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 25, 2015

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges (1)(2)	Charges, Net (2)	Items (3)	(Non-GAAP) (4)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$261	$3	$16	$—	$280
Industrial Solutions	66	3	9	—	78
Communications Solutions	71	—	15	—	86
Total	$398	$6	$40	$—	$444

Operating Margin	14.0%				15.7%

Other Income, Net	$8	$—	$—	$—	$8

Income Tax Expense	$(58)	$(2)	$(12)	$(28)	$(100)

Income from Continuing Operations	$324	$4	$28	$(28)	$328

Diluted Earnings per Share from Continuing Operations	$0.83	$0.01	$0.07	$(0.07)	$0.84

(1) Includes $5 million of acquisition and integration costs and $1 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(2) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(3) Income tax benefits related to deferred tax assets recognized in connection with the anticipated sale of the Circuit Protection Devices business.

(4) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

IMPACT OF ADDITIONAL WEEK (UNAUDITED)

For the Quarter Ended September 30, 2016

	For the Quarter Ended September 30, 2016			For the	Change in Net Sales for the Quarter Ended September 30, 2016 versus Net Sales for the Quarter Ended September 25, 2015			Change in Organic Net Sales for the Quarter Ended September 30, 2016 versus Organic Net Sales for the Quarter Ended September 25, 2015(2)
		Adjustment		Quarter Ended		Adjustment			Adjustment
	14 Weeks	Impact of	13 Weeks	September 25,	14 Weeks	Impact of	13 Weeks	14 Weeks	Impact of	13 Weeks
	U.S. GAAP	14th Week	(Non-GAAP) (1)(2)	2015	U.S. GAAP	14th Week	(Non-GAAP) (1)(2)	(Non-GAAP) (2)	14th Week	(Non-GAAP) (1)(2)
	($ in millions)
Net Sales:
Transportation Solutions
Automotive	$1,311	$(102)	$1,209	$1,128	16.2%	(9.0)%	7.2%	15.3%	(9.0)%	6.3%
Commercial Transportation	215	(15)	200	190	13.2	(7.9)	5.3	12.1	(7.9)	4.2
Sensors	210	(13)	197	190	10.5	(6.8)	3.7	4.2	(6.5)	(2.3)
Total	1,736	(130)	1,606	1,508	15.1	(8.6)	6.5	13.4	(8.5)	4.9
Industrial Solutions
Industrial Equipment	427	(32)	395	343	24.5	(9.3)	15.2	0.7	(7.8)	(7.1)
Aerospace, Defense, Oil, and Gas	299	(20)	279	276	8.3	(7.2)	1.1	8.0	(7.1)	0.9
Energy	193	(13)	180	173	11.6	(7.6)	4.0	13.4	(7.6)	5.8
Total	919	(65)	854	792	16.0	(8.2)	7.8	6.0	(7.5)	(1.5)
Communications Solutions
Data and Devices	262	(21)	241	323	(18.9)	(6.5)	(25.4)	(5.8)	(7.5)	(13.3)
Subsea Communications	239	(11)	228	202	18.3	(5.4)	12.9	18.3	(5.2)	13.1
Appliances	176	(11)	165	159	10.7	(6.9)	3.8	10.4	(7.4)	3.0
Total	677	(43)	634	684	(1.0)	(6.3)	(7.3)	5.9	(6.8)	(0.9)
Total	$3,332	$(238)	$3,094	$2,984	11.7%	(8.0)%	3.7%	9.8%	(7.9)%	1.9%

		Adjustments
		Acquisition	Restructuring		Adjustment
		Related	and Other	14 Weeks	Impact of	13 Weeks
	U.S. GAAP	Charges (3)	Charges, Net	(Non-GAAP) (2)	14th Week	(Non-GAAP) (1)(2)
	($ in millions, except per share data)

Operating Income	$517	$4	$30	$551	$(55)	$496

Operating Margin	15.5%			16.5%		16.0%

Diluted Earnings per Share from Continuing Operations	$1.22	$0.01	$0.04	$1.27	$(0.13)	$1.14

(1) Excludes the impact of an additional week in the fourth quarter of fiscal 2016. The impact of the additional week was estimated using an average weekly sales figure for the last month of the fiscal year.

(2) See description of non-GAAP measures contained in this release.

(3) Includes $3 million of acquisition and integration costs and $1 million of non-cash amortization associated with fair value adjustments related to acquired customer order backlog recorded in cost of sales.

TE CONNECTIVITY LTD.

IMPACT OF ADDITIONAL WEEK (UNAUDITED)

For the Year Ended September 30, 2016

	Fiscal 2016				Change in Net Sales for Fiscal 2016 versus Net Sales for Fiscal 2015			Change in Organic Net Sales for Fiscal 2016 versus Organic Net Sales for Fiscal 2015 (2)
		Adjustment				Adjustment			Adjustment
	53 Weeks	Impact of	52 Weeks		53 Weeks	Impact of	52 Weeks	53 Weeks	Impact of	52 Weeks
	U.S. GAAP	53rd Week	(Non-GAAP) (1)(2)	Fiscal 2015	U.S. GAAP	53rd Week	(Non-GAAP) (1)(2)	(Non-GAAP) (2)	53rd Week	(Non-GAAP) (1)(2)
					($ in millions)
Net Sales:
Transportation Solutions
Automotive	$4,912	$(102)	$4,810	$4,780	2.8%	(2.2)%	0.6%	5.6%	(2.2)%	3.4%
Commercial Transportation	825	(15)	810	820	0.6	(1.8)	(1.2)	2.6	(1.8)	0.8
Sensors	766	(13)	753	751	2.0	(1.7)	0.3	3.1	(1.7)	1.4
Total	6,503	(130)	6,373	6,351	2.4	(2.1)	0.3	4.9	(2.1)	2.8
Industrial Solutions
Industrial Equipment	1,419	(32)	1,387	1,323	7.3	(2.5)	4.8	(5.2)	(2.1)	(7.3)
Aerospace, Defense, Oil, and Gas	1,100	(20)	1,080	1,151	(4.4)	(1.8)	(6.2)	(3.8)	(1.7)	(5.5)
Energy	696	(13)	683	705	(1.3)	(1.8)	(3.1)	3.6	(1.9)	1.7
Total	3,215	(65)	3,150	3,179	1.1	(2.0)	(0.9)	(2.8)	(1.9)	(4.7)
Communications Solutions
Data and Devices	1,020	(21)	999	1,357	(24.8)	(1.6)	(26.4)	(17.8)	(1.7)	(19.5)
Subsea Communications	885	(11)	874	709	24.8	(1.5)	23.3	24.8	(1.3)	23.5
Appliances	615	(11)	604	637	(3.5)	(1.7)	(5.2)	(1.8)	(1.9)	(3.7)
Total	2,520	(43)	2,477	2,703	(6.8)	(1.6)	(8.4)	(1.6)	(1.7)	(3.3)
Total	$12,238	$(238)	$12,000	$12,233	—%	(1.9)%	(1.9)%	1.5%	(2.0)%	(0.5)%

		Adjustments
		Acquisition	Restructuring			Adjustment
		Related	and Other		53 Weeks	Impact of	52 Weeks
	U.S. GAAP	Charges (3)	Charges, Net	Tax Items (4)	(Non-GAAP) (2)	53rd Week	(Non-GAAP) (1)(2)
	($ in millions, except per share data)

Operating Income	$1,902	$32	$2	$—	$1,936	$(55)	$1,881

Operating Margin	15.5%				15.8%		15.7%

Diluted Earnings per Share from Continuing Operations	$5.26	$0.07	$—	$(1.25)	$4.08	$(0.13)	$3.95

(1) Excludes the impact of an additional week in the fourth quarter of fiscal 2016. The impact of the additional week was estimated using an average weekly sales figure for the last month of the fiscal year.

(2) See description of non-GAAP measures contained in this release.

(3) Includes $22 million of acquisition and integration costs and $10 million of non-cash amortization associated with fair value adjustments related to acquired inventories and customer order backlog recorded in cost of sales.

(4)Includes $1,135 million of income tax benefits associated with the settlement of tax matters for the years 1997 through 2000 which resolved all aspects of the disputed debt matter with the IRS through the year 2007, as well as the related impact of $604 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax charges related to a $91 million increase in the valuation allowance for certain U.S. deferred tax assets; and an $83 million net income tax benefit related to tax settlements in certain other tax jurisdictions, as well as the related impact of $46 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of November 2, 2016

(UNAUDITED)

	Outlook for
	Quarter Ending
	December 30,	Outlook for
	2016	Fiscal 2017
Diluted earnings per share from continuing operations (GAAP)	$0.84 - $0.88	$3.84 - $4.14
Restructuring and other charges, net	0.13	0.31
Acquisition related charges	0.01	0.04
Adjusted diluted earnings per share from continuing operations (non-GAAP) (1)	$0.98 - $1.02	$4.19 - $4.49

Net sales growth (GAAP)	4 - 8%	0.5 - 5.5%
Impact of additional week	N/A	2
Net sales growth excluding the impact of the additional week in fiscal 2016 (non-GAAP) (1)	N/A	2.5 - 7.5%
Translation	(1)	—
(Acquisitions) divestitures, net	(2)	(2)
Organic net sales growth excluding the impact of the additional week in fiscal 2016 (non-GAAP) (1)	1 - 5%	0.5 - 5.5%

(1) See description of non-GAAP measures contained in this release.